                                                                   Exhibit 10.1


                               EXCHANGE AGREEMENT


         EXCHANGE AGREEMENT ("Agreement") made effective this 14th day of Sept., 2004, by and among LOUISIANA HEALTH CARE GROUP, LLC ("LHCG"), LHC GROUP, LLC ("LHC Group") and BETA HOME CARE, INC. ("Beta"). LHCG, LHC Group and Beta are referred to, collectively, herein as the "Parties". Christopher Baggett ("Baggett") and John Rudd ("Rudd") also join in this Agreement for the purposes of acknowledging and agreeing to the actions of Beta.

                                    RECITALS

         The Parties are the sole members of Acadian Home Health Care Services, LLC ("Acadian"), each owning the membership interest percentage ("Membership Interest") opposite their name on Schedule A attached hereto.

         Baggett and Rudd are the sole shareholders of Beta.

         Pursuant to the terms of a written operating agreement effective January 1, 2004 by and among the Parties ("Operating Agreement") and acknowledged to be the current operating agreement of Acadian (a copy of which is attached as Exhibit I), Beta has an option to convert its Membership Interest in Acadian into equity in LHC Group (the "Conversion Right") upon the occurrence of certain triggering events, including, but not limited to the closing of a qualifying initial public offering involving the equity of LHC Group.

         The Parties wish to enter into this Agreement in order to set forth their rights and obligations relating to the Conversion Rights in the event of a Qualifying IPO.

                   THE PARTIES HEREBY AGREE TO THE FOLLOWING:

1. EXCHANGE. Upon the closing of a Qualifying IPO (as defined below), Beta shall transfer, convey and deliver to LHC Group all right, title and interest in the Membership Interest of Beta in Acadian, in exchange for the following:

         1.1 300,000 shares of LHC Group common stock, as adjusted proportionately for any and all stock splits (the "Restricted Securities"); and

         1.2 cash consideration in an amount equal to the value of 153,772 shares of LHC Group common stock (without taking into consideration, and which amount shall therefore not be adjusted for, any stock splits between the date hereof and the closing date of the Qualifying IPO) times the per share offering price in a Qualifying IPO before underwriting discounts and commissions, payable as follows:

                  (a) One-half of such cash consideration shall be payable in cash within thirty (30) days following the closing date of the Qualifying IPO; and

                  (b) The balance of such cash consideration shall be payable within one hundred fifty (150) days following the Closing Date of the Qualifying IPO.

2. ISSUANCE OF STOCK CERTIFICATES/STOCK RESTRICTIONS. On the closing date of the Qualifying IPO, LHC Group shall issue stock certificates to Beta evidencing its ownership interest in the Restricted Securities. Beta, Rudd and Baggett hereby acknowledge that the Restricted

         Securities will not be registered under the Securities Act (as defined below). Beta also agrees not to sell or transfer the Restricted Securities for a period of at least one year following the closing date of the Qualifying IPO. Further, Beta agrees to execute a lock up agreement in a form agreed to by LHC Group and the underwriters in the Qualifying IPO pursuant to which Beta will agree not to sell any of the Restricted Securities for a period of one year following the closing date of the Qualifying IPO.

3. RETURN OF MEMBERSHIP INTEREST. On the closing date of the Qualifying IPO, Beta shall return to LHC Group any and all certificates or other instruments evidencing its ownership interest in Acadian, and shall, at the option of LHC Group, deliver such other evidence of the transfer of its interest to LHC Group as is reasonably required by LHC Group.

4.       REPRESENTATIONS.

         a. Beta represents and warrants to LHC Group that it has not assigned, transferred or conveyed any interest in the Membership Interest in Acadian to any affiliate or other third party, and that it owns such Membership Interest free and clear of any and all liens, mortgages, charges, encumbrances, voting trust or other restrictions of any kind;

         b. Beta, Baggett and Rudd represent that they have received no material information regarding this investment in LHC Group other than information which is generally available to the public. They further acknowledge and represent that they have not made their decision to enter into this Agreement, or to cause Beta to enter into this Agreement, based in whole or in part on any representations of LHC Group, its officers, shareholders, attorneys, consultants or agents regarding
                  LHC Group or its future, or the investment;

         c. Beta is converting its Membership Interests into the Restricted Securities for its own account, with the intention of holding the Restricted Securities for investment and with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Restricted Securities; and it will not make any sale, transfer, or other disposition of the Restricted Securities without registration under the Securities Act (as defined below) and similar state acts unless an exemption from registration is available under the Securities Act and similar state acts.

         d. The current facts surrounding this investment do not satisfy conditions under Rule 144 under the Securities Act that would permit the undersigned to resell the Restricted Securities under such Rule; even if satisfaction of the conditions under Rule 144 should occur, the undersigned could resell the Restricted Securities in reliance upon the provisions of Rule 144 only in limited amounts and in accordance with the other terms and conditions of Rule 144; and in connection with any resale of the Restricted Securities by the undersigned that Rule 144 does not permit, the undersigned must comply with some other registration exemption.

         e. Each of Beta, Rudd and Baggett is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission. Each of Beta, Rudd and Baggett acknowledges that by reason of his or its business or financial experience or the business or financial experience of his professional advisor(s), he has the capacity to protect his or its own interests in connection with Beta's receipt of the Restricted Securities.

5.       SETTLEMENT AND COMPROMISE.

         a. The Parties acknowledge and agree that effective as of the closing date of the Qualifying IPO the terms of this Agreement shall serve as a full and complete settlement and compromise of any and all claims, demands, liens, lawsuits, actions, causes of action, debts, costs, rights, liabilities, damages, costs and expenses arising out of, related to, or in any way connected with Beta's ownership of the Membership Interest in Acadian and the Parties' relationship under the Operating Agreement, provided that nothing in this Agreement shall release any party of its obligations set forth in this Agreement.

         b. The Parties further acknowledge and agree that effective as of the date of this Agreement the terms of this Agreement shall serve in lieu of, and supersede in their entirety the terms of the Operating Agreement with regards to the Conversion Rights notwithstanding any provision to the contrary contained therein. Beta, Rudd and Baggett hereby release LHC Group, Acadian and their officers, directors and affiliates from any and all claims, demands, liens, lawsuits, actions, causes of action, debts, costs, rights, liabilities, damages, costs and expenses relating to or arising out of the Conversion Rights excluding claims relating to the obligation of LHC Group to issue the Restricted Securities and make the cash payments required by Section 1 hereof upon a Qualifying IPO.

6. CONDITION PRECEDENT. The Parties' obligations under this Agreement are specifically conditioned upon the closing of a Qualifying IPO involving the equity of LHC Group. A "Qualifying IPO" means the sale by LHC Group or its successor of shares of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act") at a total public offering price per share (prior to underwriters' commissions and expenses) of not less than $10 (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and which results in aggregate cash proceeds to LHC Group of not less than $25 million (the "Qualifying IPO").

7. INDEMNIFICATION. Beta, Baggett and Rudd agree to severally protect, defend, reimburse, pay, indemnify, release, dismiss, discharge and forever hold harmless LHC Group, its successors and assigns, in respect of any and all losses, claims, demands, liens, lawsuits, actions, causes of action, debts, costs, rights, liabilities, damages, costs and expenses, whether known or unknown, arising out of, related to, or in any way connected with Beta's ownership of the Membership Interest in Acadian, the Parties relationship under the Operating Agreement, or the representations made by Beta, Baggett and Rudd herein.

8. CLOSING DATE RELEASE. In consideration for the receipt of the Restricted Securities and the promise of LHC Group to make the cash payments required by Section 1.2, Beta, Rudd and Baggett agree that on the Closing Date of the Qualifying IPO they will execute a general release of LHC Group and Acadian pursuant to which they agree to release LHC Group, Acadian and their officers, directors and affiliates from any and all claims, demands, liens, lawsuits, actions, causes of action, debts, costs, rights, liabilities, damages, costs and expenses arising out of, related to, or in any way connected with Beta's ownership of the Membership Interest in Acadian, the Conversion Rights and the Parties' relationship under the Operating Agreement.

9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the respective Parties hereto, their legal representatives, successors and assigns.

10. ENTIRE AGREEMENT. This Agreement supersedes all agreements previously made between the Parties hereto relating to its subject matter.

11. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Louisiana.

12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be one and the same instrument.


                      [Signatures continued on next page]

         IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first written above.


WITNESSES:                              LHC GROUP, LLC

/s/ Elistca R. Comeaux
------------------------------
/s/ Judy Morton                         By: /s/ Keith G. Myers
------------------------------              -----------------------------------
                                            Keith G. Myers, Manager


                                        LOUISIANA HEALTH CARE GROUP, LLC
                                        By LHC Group, LLC, Manager

/s/ Elistca R. Comeaux
------------------------------
/s/ Judy Morton                         By: /s/ Keith G. Myers Manager
------------------------------              -----------------------------------
                                            Keith G. Myers, Manager


                                        BETA HOME CARE, INC.

/s/ Elistca R. Comeaux
------------------------------
/s/ Judy Morton                         By: /s/ Christopher Baggett
------------------------------              -----------------------------------
                                            Christopher Baggett, President


/s/ Elistca R. Comeaux
------------------------------
/s/ Judy Morton                         /s/ Christopher Baggett
------------------------------          ---------------------------------------
                                                 Christopher Baggett


                      [Signatures continued on next page]

/s/ Elistca R. Comeaux
------------------------------
/s/ Judy Morton                         /s/ John Rudd
------------------------------          ---------------------------------------
                                                      John Rudd


                            /s/ Richard A. MacMillan
                         ------------------------------
                                 NOTARY PUBLIC

                                  SCHEDULE A


                              MEMBERSHIP SCHEDULE
                   ACADIAN HOME HEALTH CARE SERVICES, L.L.C.
                             AS OF: JANUARY 1, 2004



LOUISIANA HEALTH CARE GROUP, LLC             62.50 UNITS

BETA HOMECARE, INC.                          37.50 UNITS